Exhibit 99.2

This Statement on Form 4 is filed by: (i) APSG Sponsor, L.P., (ii) AP Caps II Holdings GP, LLC, (iii) Apollo Principal Holdings III, L.P., and (iv) Apollo Principal Holdings III GP, Ltd.

Name of Designated Filer: Apollo Principal Holdings III GP, Ltd.

Date of Event Requiring Statement: May 27, 2022

Issuer Name and Ticker or Trading Symbol: Global Business Travel Group, Inc. [GBTG]

APSG SPONSOR, L.P.

By:	AP Caps II Holdings GP, LLC,
its general partner

	By:	Apollo Principal Holdings III, L.P.,
its managing member

		By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

			By:	/s/ James Elworth
			Name:	James Elworth
			Title:	Vice President

AP Caps II Holdings GP, LLC

By:	Apollo Principal Holdings III, L.P.,
its managing member

	By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

		By:	/s/ James Elworth
		Name:	James Elworth
		Title:	Vice President

Apollo Principal Holdings III, L.P.

By:	Apollo Principal Holdings III GP, Ltd.,
its general partner

	By:	/s/ James Elworth
	Name:	James Elworth
	Title:	Vice President

Apollo Principal Holdings III GP, Ltd.

By:	/s/ James Elworth
Name:	James Elworth
Title:	Vice President

[Signature Page to Form 4 (Global Business Travel Group, Inc.)]

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